UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2014

Alpha and Omega Semiconductor Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-34717	77-0553536
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
(Address of principal executive offices)
(408) 830-9742
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 10, 2014, Alpha and Omega Semiconductor Limited (the “Company”) held its 2014 Annual General Meeting of Shareholders (the “Annual Meeting”) in Taiwan. The Company's shareholders voted on three proposals and casted their votes as described below. Details of proposals are described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on October 6, 2014. There were present at the Annual Meeting, in person or represented by proxy, the holders of 24,053,253 common shares, constituting a quorum.

Proposal 1

The following six directors were elected to serve until the 2015 Annual General Meeting of Shareholders or until their respective successors have been duly elected, and qualified as set forth below:

DIRECTORS	FOR	WITHHELD	BROKER NON-VOTES
Mike F. Chang	16,538,157	1,695,204	5,819,892
Yueh-Se Ho	16,599,845	1,633,516	5,819,892
Robert I. Chen	16,550,556	1,682,805	5,819,892
King Owyang	16,224,001	2,009,360	5,819,892
Michael L. Pfeiffer	16,599,696	1,633,665	5,819,892
Michael J. Salameh	16,599,696	1,633,665	5,819,892

Proposal 2

The Company's shareholders ratified and approved the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm, and authorized the Company's Board of Directors, acting through its audit committee, to determine the remuneration of such accounting firm, for the fiscal year ending June 30, 2015, by the votes set forth below:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
23,600,506	23,566	429,181	0

Proposal 3

The Company's shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers by the following votes:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
17,802,466	66,869	364,026	5,819,892

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2014	Alpha and Omega Semiconductor Limited
	By:	/s/ Yifan Liang
Yifan Liang
Chief Financial Officer and Corporate Secretary